                                                                     EXHIBIT 5.1

                              [VIACOM LETTERHEAD]

                                 June 11, 2001

Board of Directors
Viacom Inc.
1515 Broadway
New York, NY 10036


Dear Sirs:

          I am the Executive Vice President, General Counsel and Secretary of Viacom Inc. ("Viacom"). I am delivering this opinion in connection with the Registration Statement (the "Registration Statement") of Viacom filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration on Form S-3 of 3,299,000 shares (the "Shares") of Viacom's Class B common stock, par value $.01 per share (the "Common Stock") to resold by certain shareholders as described in the Registration Statement.

          In connection with the foregoing, I or members of my legal staff have examined the Registration Statement and the originals, or copies certified to me or their satisfaction, of such records, documents, certificates and other instruments as I or they have deemed necessary or appropriate to enable me to render the opinion expressed below. As to questions of fact material to the opinion rendered herein, I have, when relevant facts were not independently established by me or members of my legal department, relied upon certificates, or other evidence satisfactory to me, of Viacom or its respective officers or public officials. In all such examinations, I have assumed the genuineness of all signatures on original and certified documents, the authenticity of all documents submitted to me as original documents and the conformity to original or certified documents of all documents submitted to me as copies.

          I am a member of the bar of the State of New York and the opinion set forth below is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and federal laws of the United States of America and I do not express any opinion concerning any other laws.

          Based on the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that the Shares have been duly authorized and validly issued by Viacom, and are fully paid and non-assessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Matters" in the Registration Statement.

                                        Very truly yours,

                                        __________________________
                                        Michael D. Fricklas